Exhibit 99.1

                                  PRESS RELEASE

Investor Contact:                           Media Contact:
Gary C. Wetzel                              Michael H. Ford
Senior Vice President &                     Vice President of Sales & Marketing
  Chief Financial Officer                   Von Hoffmann Corporation
Von Hoffmann Corporation                    (314) 835-3373
(314) 835-3317


For Immediate Release

         VON HOFFMANN CORPORATION ANNOUNCES IMPROVED OPERATING EARNINGS

ST. LOUIS, MISSOURI, NOVEMBER 10, 2003 - VON HOFFMANN CORPORATION, a leading North American educational and commercial printer, today announced results for its third quarter ended September 30, 2003.

Net sales for the third quarter of 2003 were $107.2 million, consistent with prior year's quarter of $108.1 million. Net loss for the third quarter of 2003 was $0.4 million compared to $0.2 million net income in the third quarter of 2002. Adjusted earnings before income taxes, depreciation and amortization (EBITDA) were $19.0 million for the third quarter of 2003 compared to $16.2 million in the third quarter of 2002.

Despite continued unfavorable market conditions, the Company was able to increase its core four color educational market sales by nearly 6% during the quarter as well as continue to grow the four-color non-education market. However, the above net sales improvement was offset by reduced activity in the one and two-color non-educational market, primarily the computer and governmental markets. Adjusted EBITDA, as a percentage of net sales, was 17.7% in the third quarter of 2003 compared to 15.0% in 2002. The results in the current quarter were driven by improvements in operational conversion within our Jefferson City facility along with a higher overall mix of four-color products sold in 2003.

For the nine months ended, net sales for 2003 were $305.3 million, an improvement over prior year's net sales of $302.7 million. Net income in 2003 was $2.1 million compared to a net loss of $3.3 million in 2002. Adjusted EBITDA was $55.3 million for the nine months ended September 30, 2003 compared to $51.2 million in 2002.

Net sales performance on a year-to-date basis continues to be driven by significant growth in both of the Company's targeted growth markets, supplementary educational and four-color non-educational. In addition, sales to the Company's core four-color educational market improved by 2% over prior year as result of the above third quarter performance. These improvement areas have been offset by the one and two-color non-educational market performance. Adjusted EBITDA on a year-to-date basis for 2003 improved over prior year levels due to the operating performance in the third quarter as well as overall cost initiatives implemented throughout the organization.

On October 22, 2003, Von Hoffmann Corporation consummated the acquisition of Lehigh Press, Inc. The transaction was financed by the borrowing of funds under our Senior Credit Facility and cash on hand.

Robert Mathews, President and Chief Executive Officer, noted, "The third quarter reflects the operational improvement made by the Jefferson City facility from prior year's performance. Our targeted market strategy within our core educational product space and the four-color non-educational segments continue to confirm our sales direction. However, the Company's third quarter sales performance reflects the continued challenges within the one and two-color non-educational printing industry and the resulting impact to our organization."

Von Hoffmann Corporation is a leading North American manufacturer of printed products for the educational and commercial markets. For over 90 years, the Von Hoffmann name has been synonymous with outstanding quality in printing and print related services. With approximately 2,375 employees and twelve facilities throughout the United States, Von Hoffmann is committed to offering its core customers a full range of products and service from design and prepress through manufacturing and distribution and fulfillment. Von Hoffmann is headquartered in St. Louis, Missouri. For more information, visit www.vonhoffmann.com.

Certain statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect current expectations concerning future events and results. The Company generally uses the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the educational textbook market, the level of future activity of the public school textbook adoption process, demographic and other trends in the instructional materials market, our ability to maintain or increase our market share and our future capital expenditure levels. In evaluating such statements as well as the future prospects of the Company, refer to the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission for a complete description of such factors.





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
FINANCIAL STATEMENT HIGHLIGHTS (000'S)

                                                            Three Months                                   Nine Months
                                                         Ended September 30,                           Ended September 30,
            Statement of Operations                  2003                  2002                      2003                2002
                                                ---------------       ---------------          ------------------   ---------------
Net sales                                             $107,180              $108,054                    $305,294          $302,746
Cost of products and services                           88,250                91,744                     250,151           257,195
                                                ---------------       ---------------          ------------------   ---------------
Gross profit                                            18,930                16,310                      55,143            45,551
Gross profit percentage                                  17.7%                 15.1%                       18.1%             15.1%

Operating expenses                                       6,041                 6,382                      17,465            22,260
                                                ---------------       ---------------          ------------------   ---------------
Income from operations                                  12,889                 9,928                      37,678            23,291

Interest income                                             55                    66                         100               224
Gain (loss) on disposal of depreciable assets              (4)                 (423)                       (292)             2,588
Gain on debt extinguishment                                  -                 3,405                           -               280
Interest expense - subsidiary                          (8,804)               (9,043)                    (26,466)          (24,687)
Interest expense - subord. debentures                  (1,392)                 (982)                     (4,051)           (4,260)
                                                ---------------       ---------------          ------------------   ---------------
Income (loss) before income taxes                        2,744                 2,951                       6,969           (2,564)

Tax provision                                            3,118                 2,702                       4,856               712
                                                ---------------       ---------------          ------------------   ---------------

Net income (loss)                                       $(374)                  $249                      $2,113          $(3,276)
                                                ===============       ===============          ==================   ===============



                                                            Three Months                                   Nine Months
                                                         Ended September 30,                           Ended September 30,
             EBITDA Reconciliation                   2003                  2002                      2003                2002
                                                ---------------       ---------------          ------------------   ---------------

Net income (loss)                                       $(374)                  $249                      $2,113          $(3,276)


Income tax provision                                     3,118                 2,702                       4,856               712
Interest income                                           (55)                  (66)                       (100)             (224)
Interest expense - subsidiary                            8,804                 9,043                      26,466            24,687
Interest expense - subord. debentures                    1,392                   982                       4,051             4,260
Depreciation and amortization                            5,837                 5,745                      17,030            23,795
                                                ---------------       ---------------          ------------------   ---------------

EBITDA (Note A)                                         18,722                18,655                      54,416            49,954

Adjustments to EBITDA:

Special consulting expenses (Note B)                       247                   518                         581             2,231
Gain on debt extinguishment                                  -               (3,405)                           -             (280)
(Gain) loss on disposal of depreciable assets                4                   423                         292           (2,588)
Severance costs (Note C)                                     -                     -                           -             1,921
                                                ---------------       ---------------          ------------------   ---------------

Adjusted EBITDA (Note A)                               $18,973               $16,191                     $55,289           $51,238
                                                ===============       ===============          ==================   ===============

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
Note A: EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under accounting principles generally accepted in the United States. EBITDA should not be considered a substitute for cash flow from operations, net earnings or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our profitability or liquidity. EBITDA does not give effect to the cash we must use to service our debt, if any, or pay our income taxes and thus does not reflect the funds actually available for capital expenditures or other discretionary uses. We have adjusted EBITDA for items considered to be either non-operating, non-cash, one-time and/or discretionary in nature. Our presentation of EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation. It is included herein to provide additional information with respect to our ability to meet our consolidated debt service, capital expenditure and working capital requirements.

Note B: Special consulting expenses relate to fees paid under the financial services agreement with Credit Suisse First Boston LLC, an affiliate of our principal stockholders, and costs incurred for consulting services used in assisting in the acquisition integration process.

Note C: Severance costs represent the costs of salaries and benefits associated with severance agreements. The costs are primarily related to Robert Uhlenhop, former president and chief executive officer.















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